Exhibit 99.3

NEO MATERIAL TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(All figures in thousands of United States dollars)

	March 31	December 31
	2012	2011
	(Unaudited)	(Audited)
ASSETS
Current
Cash and cash equivalents	$315,889	$306,757
Accounts receivable	72,536	65,923
Loans receivable	—	11,807
Inventories (Note 5)	254,842	273,631
Other current assets	10,201	20,182
Total current assets	653,468	678,300
Property, plant and equipment	61,409	58,487
Patents and other intangible assets	11,946	12,780
Deferred tax asset	28,362	27,300
Goodwill	58,031	58,031
Investments in associates (Note 6)	13,222	11,976
Other long-term assets	3,166	3,587
Total non-current assets	176,136	172,161
Total assets	$829,604	$850,461

LIABILITIES AND EQUITY
Current
Bank advances and other short-term debt	$22,620	$25,862
Accounts payable and other accrued charges	62,169	93,745
Income taxes payable	27,692	30,609
Contingent consideration (Note 6)	8,277	8,257
Long-term debt due within one year	172	216
Total current liabilities	120,930	158,689
Long-term debt	199,102	198,020
Deferred tax liability	15,938	14,771
Employee benefit liabilities	2,826	2,812
Derivative liability	9,033	8,325
Other long-term liabilities	1,573	1,825
Total liabilities	349,402	384,442
Non-controlling interest	14,136	12,344
Shareholders’ equity	466,066	453,675
Total liabilities and equity	$829,604	$850,461

See accompanying notes

NEO MATERIAL TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited - all figures in thousands of United States dollars, except per share information)

	Three months ended March 31
	2012	2011
Revenues	$178,852	$132,798
Costs of sales
Costs excluding depreciation and amortization	116,977	72,519
Depreciation and amortization	1,585	1,861
Gross profit	60,290	58,418
Expenses
Selling, general and administrative	13,804	9,405
Share-based compensation (Note 11)	7,264	4,625
Depreciation and amortization	828	866
Research and development	4,992	2,871
	26,888	17,767
Operating income	33,402	40,651
Other expense (income)	898	(10)
Interest expense, long-term debt	4,019	3
Interest expense, other	891	236
Interest income	(544)	(753)
Foreign exchange loss	1,994	444
Income from operations before income taxes and equity income of associates	26,144	40,731
Income tax expense	13,447	8,192
Income from operations before equity income of associates	12,697	32,539
Equity income of associates (net of income tax)	1,246	260
Net income	$13,943	$32,799
Attributable to:
Equity holders of Neo Material Technologies, Inc.	$12,151	$31,875
Non-controlling interest in earnings of subsidiaries	$1,792	$924
	$13,943	$32,799
Earnings per share data attributable to equity holders of Neo Material Technologies, Inc. (Note 10)
Earnings per share, basic	$0.11	$0.27
Earnings per share, diluted	$0.10	$0.26
Weighted average number of shares outstanding, basic	115,141,281	120,022,092
Weighted average number of shares outstanding, diluted	116,516,747	121,711,311

See accompanying notes

NEO MATERIAL TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited - all figures in thousands of United States dollars)

	Three months ended March 31
	2012	2011
Net income for the period	$13,943	$32,799
Other Comprehensive income (loss):
Change in fair value and impairment of available-for-sale securities, net of tax expense of $57 and tax recovery $204 for the periods ended March 31, 2012 and 2011, respectively	352	(1,193)
Currency translation adjustment	(495)	143
Other comprehensive income for the period	(143)	(1,050)
Comprehensive income for the period	$13,800	$31,749
Attributable to:
Non-controlling interest	1,792	924
Equity holders of Neo Material Technologies, Inc.	12,008	30,825
	$13,800	$31,749

See accompanying notes

NEO MATERIAL TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - all figures in thousands of United States dollars)

	Three months ended March 31
	2012	2011
Operating activities
Net income for the period	$13,943	$32,799
Add (deduct) items not affecting cash
Depreciation and amortization	2,413	2,727
Share-based compensation expense	7,264	4,625
Accretion in carrying value of long-term debt	1,143	101
Deferred tax	105	(5,023)
Equity income of associates (Note 5)	(1,246)	(260)
Impairment of available-for-sale investments	842	—
Accrued benefit expense	14	11
Loss on disposal of property, plant and equipment	37	192
Interest expense, net of interest income	4,366	(514)
Current income taxes expense	13,342	13,215
Contingent consideration	20	—
Other	(1,742)	1,291
Net change in other long-term liabilities	708	(729)
Income taxes paid	(15,055)	(5,775)
Net change in non-cash working capital balances related to operations (Note 8)	(20,630)	(60,209)
Cash provided by (used in) operating activities	5,524	(17,549)
Investing activities
Acquisition of property, plant and equipment	(4,563)	(2,966)
Loan repaid by third parties	11,807	—
Proceeds from disposal of property, plant and equipment	25	—
Cash provided by (used in) investing activities	7,269	(2,966)
Financing activities
Repayment of long-term debt	(50)	(64)
Interest paid	(247)	(216)
(Decrease) increase in bank advances and other short-term debt	(3,242)	4,901
Repurchase of common shares for cancellation	(162)	(699)
Issue of common shares	40	637
Cash (used in) provided by financing activities	(3,661)	4,559
Cash provided (used) during the period	9,132	(15,956)
Cash and cash equivalents, beginning of period	306,757	86,769
Cash and cash equivalents, end of period	$315,889	$70,813

See accompanying note

NEO MATERIAL TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Unaudited - all figures in thousands of United States dollars)

	March 31, 2012		March 31, 2011
	Number	Amount	Number	Amount
Share capital
Authorized
Unlimited common shares
Issued
Common shares
Balance at beginning of the period	115,157,382	$235,904	119,790,748	$244,912
Shares issued on exercise of stock options	25,000	56	270,600	951
Shares purchased for cancellation pursuant to normal course issuer bid (Note 9)	(21,800)	(44)	(90,000)	(184)
Balance at end of the period	115,160,582	$235,916	119,971,348	$245,679
Contributed surplus
Balance at beginning of the period		—		5,099
Stock-based compensation expense		505		117
Modification of stock-based compensation plan		—		1,782
Exercise of stock options		(16)		(314)
Repurchase of common shares for cancellation (Note 9)		—		(515)
Balance at end of the period		489		6,169
Retained earnings (deficit)
Balance at beginning of the period		196,252		16,509
Net income attributable to the equity holders of Neo Material Technologies Inc. for the period		12,151		31,875
Repurchase of common shares for cancellation (Note 9)		(118)
Balance at end of the period		208,285		48,384
Equity component of convertible debentures
Balance at beginning of the period		18,928		—
Balance at end of the period		18,928		—
Accumulated other comprehensive income:
Balance at beginning of the period		2,814		970
Change in fair value and impairment of available- for-sale securities, net of tax expense of $57 and tax recovery of $204		352		(1,193)
Currency translation adjustment		(495)		143
Balance at end of the period		2,671		(80)
Shareholders’ loan
Balance at beginning of the period		(223)		(223)
Repayment of loan by shareholder		—		—
Balance at end of the period		(223)		(223)
Total shareholders’ equity for the period		$466,066		$299,929
Non-controlling interest
Balance at beginning of the period		12,344		3,445
Non-controlling interest in earnings of subsidiaries for the period		1,792		924
Balance at end of the period		14,136		4,369
Total equity for the period		$480,202		$304,298

See accompanying notes

NEO MATERIAL TECHNOLOGIES INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period ended March 31, 2012

(Unaudited - tabular figures in thousands of United States dollars, unless otherwise stated)

NOTE 1    NATURE OF OPERATIONS

Neo Material Technologies Inc. (“NEM” or the “Company”), is a Canadian based international company that is headquartered at 121 King Street West, Suite 1740, Toronto, Ontario, Canada, M5H 3T9. NEM has approximately 1,585 employees in 21 locations, across 10 countries. Through its Magnequench and Performance Materials business divisions, NEM produces, processes and develops neodymium-iron-boron magnetic powders (“Neo Powders”), rare earths and zirconium based engineered materials and rare metals including gallium, indium and rhenium. These innovative products are essential in many of today’s high technology applications.

On March 8, 2012, the Company announced that it had entered into a definitive Arrangement Agreement (the “Arrangement”) with Molycorp, Inc. (“Molycorp”). Under the Arrangement, Molycorp will acquire 100% of the outstanding common shares of the Company for approximately Cdn$1.3 billion. The Company’s shareholders will receive a consideration equal to Cdn$11.30 per share. Subject to the total aggregate consideration being 71.2% cash and 28.8% shares, the Company’s shareholders will have the option to elect their preferred consideration mix of cash and newly issued Molycorp shares. The new Molycorp shares have been valued at the 20-day volume weighted average price to March 7, 2012. The Cdn$11.30 per share represents a premium of 42% to the Company’s closing share price on March 8, 2012. The transaction is expected to close in the second or third quarter of 2012, subject to customary closing conditions, including the receipt of regulatory approvals, approval of the Arrangement by 66 2/3% of the votes cast by the Company’s shareholders, and approval of the Arrangement by the Ontario Superior Court of Justice.  The Arrangement provides for customary representations, warranties and covenants, including, among others, termination fees.

The Company’s Magnequench division (“Magnequench”) is the leading producer of Neo Powders used in the production of high performance, bonded neo (rare earth) permanent magnets. Neo Powders are used in micro motors, precision motors, sensors and other applications requiring high levels of magnetic strength, flexibility, small size and reduced weight. Through a number of manufacturing processes and composition patents which expire between now and 2014, the Company is effectively the only legal supplier of Neo Powders for bonded neo magnets manufactured or sold in the United States (“U.S.”). The Company’s patent and license position is such that all end-use products containing bonded neo magnets that are sold in the U.S. must use the Company’s Neo Powders. Magnequench operates wholly owned manufacturing facilities in Tianjin, People’s Republic of China (“China”) and Korat, Thailand.

The Company’s Performance Materials division (“Performance Materials”) manufactures a product line of oxides and salts of rare earth elements which include cerium, lanthanum, neodymium, yttrium and yttrium-europium co-precipitates, dysprosium and terbium among others. The division also produces zirconium oxides and salts plus a line of mixed rare earth/zirconium oxides. Rare earth and zirconium applications include catalytic converters, computers, television display panels, optical lenses, mobile phones, and electronic chips. Additionally, the division produces, reclaims, refines and markets high value niche metals and their compounds that include gallium, indium and rhenium used in the wireless, light-emitting diode (“LED”), flat panel display, turbine, solar and catalyst applications. Performance Materials operates joint venture and majority owned manufacturing facilities in Jiangsu Province, China; Shandong Province, China; Stade, Germany; Sagard, Germany and Quapaw, Oklahoma. Performance

Materials also operates wholly owned manufacturing facilities in Peterborough, Ontario; Napanee, Ontario; Blanding, Utah and Hyeongok Industrial Zone, Korea.

NOTE 2 GENERAL INFORMATION AND STATEMENT OF COMPLIANCE WITH IFRS

The parent company is incorporated and domiciled in Canada with its shares listed on the Toronto Stock Exchange (“TSX”).

These unaudited interim condensed consolidated financial statements have been prepared in accordance with IAS 34, Interim Financial Reporting as issued by the International Accounting Standards Board (“IASB”) under International Financial Reporting Standards (“IFRS”) and do not include all of the information required for full annual financial statements. The unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s 2011 annual financial statements. The significant accounting policies disclosed in Note 4 of the Company’s 2011 annual financial statements have been applied consistently in the preparation of these unaudited interim condensed consolidated financial statements.

The unaudited interim condensed consolidated financial statements for the period ended March 31, 2012 (including comparatives) were approved and authorized for issue by the board of directors on May 8, 2012.

NOTE 3    BASIS OF PREPARATION

These unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, under the historical cost convention, as modified by the revaluation of available-for-sale financial assets, and certain financial assets and financial liabilities (including derivative instruments) at fair value through net income.

The preparation of these unaudited interim condensed consolidated financial statements in accordance with IFRS requires the use of certain accounting estimates. It also requires management to excise judgment in applying the Company’s accounting policies.

NOTE 4    SEASONALITY

Over the past several years, Magnequench volumes typically peak in the third quarter and declined slightly in the fourth quarter. This pattern is caused by an increased demand in base business prior to the Christmas season and to a lesser extent, by the October holiday shutdown in China with customers bringing shipments forward into September in anticipation of the shutdown. Performance Materials and Magnequench are also susceptible to decreased demand during the first quarter of each year due to holiday shutdowns in Asia for the Chinese Lunar New Year.

NOTE 5    INVENTORY

The cost of finished goods manufactured includes appropriate materials, labour and production overhead expenditure.

As of March 31, 2012, a total of $117.0 million of inventories was included in Cost of sales as an expense (March 31, 2011: $72.5 million). This includes an additional provision of $1.6 million for inventories during the period, bringing the total provision to $4.1 million as at March 31, 2012 (December 31, 2011: $2.4 million).

$0.1 million of previous write-downs was recognized as a reduction of expense during the first quarter of 2012 and the same period in 2011. None of the inventories are pledged as securities for liabilities.

NOTE 6 INVESTMENT IN ASSOCIATES

The Company holds a 25% ownership interest in Ganzhou Keli Rare Earth New Material Co., Ltd. (“Keli”), a company which converts rare earth oxides into metals for use in Magnequench’s Neo Powders.

The Company also holds a 33% investment in Toda Magnequench Magnetic Materials Co. Ltd. (“TMT”), which produces rare earth magnetic compounds with Neo Powders supplied by Magnequench (Tianjin) Company Limited (“MQTJ”) in its normal course of business.

	Country of
	Incorporation or	Percentage Share
Name	Registration	Holdings
Ganzhou Keli Rare Earth New Material Co., Ltd	China	25%
Toda Magnequench Magnetic Materials Co. Ltd	China	33%

Investments accounted for using the equity method

	March 31	December 31
	2012	2011
Ganzhou Keli Rare Earth New Material Co., Ltd	$11,660	$10,436
Toda Magnequench Magnetic Materials Co. Ltd	1,562	1,540
Total	$13,222	$11,976

NOTE 7                                                    OPERATING SEGMENTS

A comparative breakdown of business segment information is as follows:

For the three months ended March 31, 2012 and 2011:

	Magnequench		Performance Materials		Inter-segment elimination		Total for reportable segments		Corporate head office		Total
	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,	Mar. 31,
	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Revenues	$70,841	$55,135	$108,468	$83,571	$(457)	$(5,908)	$178,852	$132,798	$—	$—	$178,852	$132,798
Interest expense	(135)	(108)	(827)	(112)	—	—	(962)	(220)	(3,948)	(19)	(4,910)	(239)
Interest income	94	5	329	731	—	—	423	736	121	17	544	753
Depreciation and amortization	(1,028)	(1,491)	(1,160)	(1,012)	—	—	(2,188)	(2,503)	(225)	(224)	(2,413)	(2,727)
Stock-based compensation	(908)	(1,044)	(1,174)	(1,029)	—	—	(2,082)	(2,073)	(5,182)	(2,552)	(7,264)	(4,625)
Income (loss) before income taxes and equity income of affiliates	15,188	15,306	24,410	31,234	258	(1,409)	39,856	45,131	(13,712)	(4,400)	26,144	40,731
Equity income of affiliates	1,246	260	—	—	—	—	1,246	260	—	—	1,246	260
Capital expenditures	(576)	(1,554)	(3,112)	(1,412)	—	—	(3,688)	(2,966)	(875)	—	(4,563)	(2,966)

As at March 31, 2012 and December 31, 2011

	March 31, 2012	December 31, 2011
Magnequench
Total Assets	$212,256	$228,949
Investment in equity method associates	13,222	11,976
Total liabilities	46,332	73,128

Performance Materials
Total Assets	$457,121	$441,192
Investment in equity method associates	—	—
Total liabilities	78,153	92,842

Total for reportable segments
Total Assets	$669,377	$670,141
Investment in equity method associates	13,222	11,976
Total liabilities	124,485	165,970

Corporate head office
Total Assets	$160,227	$180,320
Investment in equity method associates	—	—
Total liabilities	224,917	218,472

Total
Total Assets	$829,604	$850,461
Investment in equity method associates	13,222	11,976
Total liabilities	349,402	384,442

The geographic distribution of the Company’s revenues based on the location of the customers, for the three months ended March 31, 2011 and 2010, and the identifiable assets as at March 31, 2012, and December 31, 2011 are summarized as follows:

	Three months ended March 31
Revenues	2012	2011
Asia:
China	$59,057	$48,268
Japan	43,556	27,857
Thailand	2,610	4,718
Hong Kong	2,992	1,677
Singapore	67	56
North America	42,823	25,153
Europe	19,759	18,604
Other	7,988	6,465
Total	$178,852	$132,798

	March 31	December 31
Non-current assets	2012	2011
China	$36,369	$34,443
North America	97,074	99,118
Europe	19,125	18,887
Japan	9,290	4,895
Thailand	6,190	6,363
Barbados	4,698	5,176
Other Asia	3,390	3,279
Total	$176,136	$172,161

NOTE 8                                                    SUPPLEMENTAL CASH FLOW INFORMATION

Net change in non-cash working capital balances related to operations consists of the following:

	Three months ended March 31
	2012	2011
Increase (decrease) in assets:
Accounts receivable	$(6,613)	$(22,796)
Inventories	18,789	(28,851)
Other assets	9,969	(10,823)
Increase (decrease) in liabilities:
Accounts payable and other accrued charges	(42,775)	2,261
Income tax payable	—	9,831
Total net change	$(20,630)	$(50,378)

NOTE 9                                                    SHARE CAPITAL

Normal Course Issuer Bid (“NCIB”)

For the three months ended March 31, 2012, NEM purchased for cancellation 21,800 common shares at an average price of $7.47 (Cdn$7.59) per common share for a total consideration of $0.2 million. The share purchases were recorded as a reduction in the share capital balance equivalent to the average cost basis of the existing share capital. Since the cost to repurchase the shares was above their carrying value of $2.05 per share, an amount of $0.1 million paid above carrying value was allocated to retained earnings.

During the first quarter of 2011, NEM purchased for cancellation 90,000 common shares at an average price of $7.77 (Cdn$7.60) per common share for a total consideration of $0.7 million. The share purchases were recorded as a reduction in the share capital balance equivalent to the average cost basis of the existing share capital. Since the cost to repurchase the shares was above their carrying value of $2.04 per share, an amount of $0.5 million paid above cost value was allocated to contributed surplus.

NOTE 10                                             EARNINGS PER SHARE

10.1                        Basic earnings per share

The calculation of basic earnings per share was based on net income attributable to equity holders of the Company for the three months ended March 31, 2012 and 2011. The weighted average number of shares outstanding is calculated as follows:

	March 31	March 31
	2012	2011
Common shares issued at beginning of period	115,157,382	119,790,748
Effect of share options exercised	5,220	246,344
Effect of shares repurchased	(21,321)	(15,000)
Weighted average number of common shares at end of period	115,141,281	120,022,092

10.2                        Diluted earnings per share

The calculation of diluted earnings per share was based on net income attributable to equity holders of the Company, and a weighted average number of common shares outstanding after adjustment for the effects of all dilutive potential common shares calculated as follows:

	March 31	March 31
	2012	2011
Net income	$13,943	$32,799
Net income attributable to non-controlling interest	(1,792)	(924)
Net income attributable to equity holders of NEM — basic	$12,151	$31,875
Add: share-based compensation expense for the period that are related to SARs	—	15
Less: share-based compensation expense for the period assuming SARs are equity-settled share-based payments	—	(11)
Net income attributable to equity holders of NEM — diluted	$12,151	$31,879

	March 31	March 31
	2012	2011
Weighted average number of common shares (basic)	115,141,281	120,022,092
Effect of stock options on issue	1,375,466	1,613,498
Effect of SARs as equity-settled options	—	75,721
Weighted average number of common shares (diluted)	116,516,747	121,711,311

For the three months ended March 31, 2012, all of the 2,308,551 stock options outstanding were included in the computation of diluted earnings per share as their impact was dilutive. For the corresponding period in 2011, all of the 2,471,885 stock options outstanding and 125,445 of the 1,124,198 SARs outstanding were included in the computation of diluted earnings as their impact was dilutive.

NOTE 11                                             SHARE-BASED COMPENSATION

On March 13, 2012, the Company granted 127,475 performance awards, under its long-term incentive plan to senior executives and senior employees. No share appreciation rights (“SARs”) were granted during the quarter.  As at March 31, 2012, a total of 1,113,888 SARs were outstanding compared to 1,124,198 SARs at the end of March 31, 2011. There were 524,885 performance awards outstanding as at March 31, 2012, compared to 1,195,495 performance awards outstanding for the corresponding period in 2011.

Under the Directors’ Deferred Share Unit (“DDSU”) plan for members of the Board of Directors, 10,036 DDSUs were granted for the three months ended March 31, 2012, bringing the total outstanding to 438,215 DDSUs. These DDSUs were recorded at fair value at March 31, 2012.

Share-based compensation expense for the three months ended March 31, 2012 was $7.3 million, compared to $4.6 million for the three months ended March 31, 2011. The higher share-based compensation expense in the first quarter of 2012 was largely due to a 53% increase in the Company’s share price from the level it was at December 31, 2011.

The following table shows the share-based compensation expense recorded in the consolidated statements of income for the periods ended March 31, 2012 and 2011:

	March 31	March 31
	2012	2011
Equity-settled share-based payment expenses	$505	$74
Cash-settled share-based payment expenses	6,759	4,551
Total	$7,264	$4,625

The following table shows the carrying amount and the intrinsic value of the share-based compensation liabilities as at March 31, 2012 and December 31, 2011:

	March 31	December 31
	2012	2011
Total carrying amount of liabilities for cash-settled share-based payment plans	$15,063	$17,033
Total intrinsic value of liabilities for cash-settled share-based payment plans	$14,895	$16,770

NOTE 12                                             EMPLOYEE BENEFIT LIABILITIES

The Company’s employee benefit expenses for the three months ended March 31, 2012 and 2011 are as follows:

	Three months ended March 31
	2012	2011
Defined benefit pension plans	$43	$15
Defined contribution plan	174	118
Other benefit plans	—	1
Total	$217	$134

NOTE 13                                             RELATED PARTY TRANSACTIONS

The Company’s related parties are its joint ventures, associates, pension plans, directors and executive members.

Unless otherwise stated, none of the transactions incorporate special terms and conditions and no guarantees were given or received. Outstanding balances are usually settled in cash.

13.1                        Transactions with associates

On occasion, MQTJ will supply Neo Powders to TMT to produce rare earth magnetic compounds. MQTJ will then purchase these compounds back from TMT in its normal course of business.  Keli processes rare earth oxides into metals for inclusion in Magnequench’s Neo Powders.

For the three months ended March 31, 2012, the Company purchased $0.9 million worth of compounds from TMT, and purchased metals and received services from Keli amounting to $9.1 million (three months ended March 31, 2011: $1.0 million from TMT and $15.2 million from Keli). During the three months ended March 31, 2012, the Company sold Neo Powders and performed services, respectively, amounting to $0.7 million to TMT and nil to Keli (three months ended March 31, 2011: $1.0 million to TMT and nil to Keli).

13.2                        Transactions with joint venture

Ingal Stade GmbH (“Ingal Stade”) sells gallium to the Company’s facilities located in Canada and the U.S.

For the three months ended March 31, 2012, the Company purchased $1.8 million of gallium metal from Ingal Stade (three months ended March 31, 2011: $1.6 million).

Transactions between the Company and its related parties are summarized in the table below:

	For the three months ended March 31
	2012	2011
Sale of goods and services to related parties	$690	$955
Purchase of goods and services from related parties	11,780	17,892

	March 31, 2012	December 31, 2011
Trade balances owed:
By associates	$400	$218
By joint ventures	59	56
To associates	(6,086)	(21,950)
To joint ventures	(521)	(768)
Total	$(6,148)	$(22,444)

NOTE 14                                             FINANCIAL RISK MANAGEMENT

In the normal course of operations, the Company is exposed to a number of different financial risks. These risk factors include market risks such as foreign exchange risk, interest rate risk, other price risk, as well as credit risk and liquidity risk.

14.1                        Market risk

Market risk is the risk that changes in market price, such as foreign exchange rates, equity prices and interest rates will affect the Company’s net earnings or the value of financial instruments. The objective of market risk management is to mitigate exposures within acceptable limits, while maximizing returns.

14.2                        Foreign currency exchange risk

The following table summarizes in U.S. dollar equivalents the Company’s major currency exposures as of March 31, 2012:

		Chinese	Canadian
	Japanese Yen	Renminbi	Dollar	Euro	Baht
Cash and cash equivalents	$2,584	$155,798	$16,943	$560	$1,216

Accounts receivable	17,433	11,085	1,239	6,668	592

Loan receivable	—	—	—	—	—
Bank advances and other short-term debt	(12,131)	(9,674)	—	(814)	—
Accounts payable and accrued liabilities	(1,940)	(24,920)	(19,572)	(4,666)	(312)
Income tax payable	(682)	(12,027)	—	(2,340)	—
Net financial assets (liabilities)	$5,264	$120,262	$(1,390)	$(592)	$1,496

The following table shows the impact of a one-percentage point strengthening or weakening of foreign currencies against the U.S. dollar as of March 31, 2011 for the Company’s financial instruments denominated in non-functional currencies:

	Japanese Yen	Chinese Renminbi	Canadian Dollar	Euro	Baht
1% Strengthening
Net earnings before tax	$53	$1,203	$(14)	$(6)	$15
1% Weakening
Net earnings before tax	(53)	(1,203)	14	6	(15)

Occasionally, the Company will enter into short-term foreign exchange forward contracts to sell U.S. dollars in exchange for Canadian dollars. These contracts will effectively hedge a portion of ongoing foreign exchange risk on the Company’s cash flows as much of its non-U.S. dollar expenses outside of China are incurred in Canadian dollars.

On December 9, 2011, the Company entered into a structured option known as a target forward. A target forward is a synthetic forward where the call and put have the same strike price and expiry date but different notional amounts. Upon the expiration of this contract on March 15, 2012, the Company sold U.S. dollars for Canadian dollars at a strike rate of Cdn$1.0375 per US$1.00 on March 15, 2012 as specified under the terms of the contract.

As at March 31, 2012, the Company has not entered into any new forward contracts to sell U.S. dollars in exchange for Canadian dollars.

14.3                        Interest rate risk

This refers to the risk that future cash flows will fluctuate as a result of changes in market interest rates. The Company is exposed to interest rate fluctuations on its revolving line of credit which bear a floating rate of interest. The Company has approximately $27.0 million of credit facilities available in China, of which $6.5 million was drawn as at March 31, 2012.

As at March 31, 2012, the Company has no outstanding interest rate swap contracts.

14.4                        Share-based compensation risk

This risk refers to the probability of increased compensation expense due to the increase in the parent company’s share price.

The Company’s compensation expense is subject to volatility due to the movement of share price and its impact on the value of certain management and employee stock-based compensation programs. These programs include stock options, SARs, performance awards and DDSUs. For the three months ended March 31, 2012, a strengthening or weakening of Cdn$1.00 in the price of the parent company’s common shares would have had an unfavourable or favourable impact of $1.6 million in net income before tax, respectively, subject to relative vesting and amortization periods.

14.5                        Credit risk

Credit risk refers to the possibility that a customer or counterparty will fail to fulfill its obligations under a contract and as a result, create a financial loss for the Company. The Company has a credit policy that defines standard credit practice.  This policy dictates that all new customer accounts are reviewed prior to approval, and establishes the maximum amount of credit exposure per customer.  Credit worthiness and financial well-being of the customer is monitored on an ongoing basis.

The Company establishes an allowance for doubtful accounts as determined by management based on their assessment of collection, therefore, the carrying amount of accounts receivable generally represents the maximum credit exposure. The total allowance for doubtful accounts the Company recorded was $0.2 million as at March 31, 2012, but no receivables were written off during the three months ended March 31, 2012.

Counterparties to financial instruments may expose the Company to credit losses in the event of non-performance. Counterparties for derivative and cash transactions are limited to high credit quality financial institutions, which are monitored on an ongoing basis.  Counterparty credit assessments are based on the financial health of the institutions and their credit ratings from external agencies. As at March 31, 2012, the Company does not anticipate non-performance that would materially impact the Company’s financial statements.

14.6                        Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due.  The Company manages liquidity risk through the management of its capital structure. It also manages liquidity risk by continuously monitoring actual and projected cash flows, taking into account the Company’s sales and receipts and matching the maturity profile of financial assets and liabilities.  The Board of Directors reviews and approves the Company’s annual operating and capital budgets, as well as any material transactions out of the ordinary course of business, including proposals on acquisitions and other major investments.

The following table reflects the contractual maturity of the Company’s financial liabilities as at March 31, 2012:

				Beyond 5
Financial liabilities	1 year	2-3 years	4-5 years	years	Total
Bank advances and other short-term debt*	$22,815	$—	$—	$—	$22,815
Long-term debt*	11,681	23,143	23,138	241,534	299,496
Contingent consideration***	7,010	1,267	—	—	8,277
Accounts payable & other accrued charges	62,169	—	—	—	62,169
Other liabilities**	10,471	1,438	—	—	11,909
Total	$114,146	$25,848	$23,138	$241,534	$404,666

*	Includes related interest obligation in the aggregate of $69.2 million
**	Includes agreement with Hitachi Metals (at gross amount), as well as the fair value of the put option on shares of the remaining shareholder of Buss & Buss
***	Includes estimated earn-out obligations to
(a)	former shareholders of Recapture Metals business, calculated in accordance with the Contingent Consideration Agreement; and
(b)	shareholders of Gallium Compounds, calculated in accordance with the Asset Purchase Agreement

NOTE 15                                             COMPARATIVE FIGURES

Certain comparative figures have been reclassification to conform to the presentation adopted in the current period.